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                                                                EXHIBIT 23.1

The Board of Directors
Rofin-Sinar Technologies Inc. and Affiliates:

  We consent to the use of our report, dated July 19, 1996, included in Amendment No. 2 to the Registration Statement of Rofin-Sinar Technologies Inc. and Affiliates on Form S-1 and to the reference to our firm under the headings "Experts", "Summary Combined Financial Information" and "Selected Combined Financial Information and Operating Data" in the related prospectus.

                                          KPMG Peat Marwick LLP

Detroit, Michigan
September 5, 1996